Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of PolyOne Corporation (PolyOne or the Company) and ColorMatrix Group, Inc. (ColorMatrix), after giving effect to the business combination transaction between PolyOne and ColorMatrix on December 21, 2011 and PolyOne entering into a new term loan agreement and a new revolving credit agreement on December 21, 2011, in each case reflecting the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined financial information has been derived by the application of pro forma adjustments to the historical consolidated financial statements of PolyOne and ColorMatrix. The unaudited pro forma condensed combined financial information gives effect to the acquisition of ColorMatrix by PolyOne, the effects of PolyOne entering into the term loan agreement and revolving credit agreement as if they had occurred on January 1, 2010 with respect to the unaudited pro forma condensed statements of operations for the nine months ended September 30, 2011 and for the year ended December 31, 2010 and as of September 30, 2011 with respect to the unaudited pro forma combined balance sheet.

Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma condensed combined financial information are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed combined financial information. The pro forma adjustments described in the accompanying notes have been made based on available information and, in the opinion of management, are reasonable. The preliminary purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the completion of the acquisition. The unaudited pro forma condensed combined statements of operations reflect the effects of applying certain purchase accounting adjustments to the historical consolidated results of operations, including items expected to have a continuing impact on the consolidated results, such as depreciation and amortization on acquired tangible and intangible assets. The unaudited pro forma condensed combined statements of operations do not include non-recurring items such as the impact on cost of sales resulting from the fair value adjustment to inventory and transaction costs related to the acquisition. A full and detailed valuation of ColorMatrix’s assets and liabilities is being completed and certain information and analyses remains pending at this time. The final purchase price allocation is subject to the final determination of the fair values of assets acquired and liabilities assumed, therefore, that allocation and the resulting effect on income from operations may differ from the unaudited pro forma amounts included herein.

The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results of operations. Additionally, the unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. This includes the Company’s evaluation of its global tax structure necessary to support its current and future business requirements. Therefore, the unaudited pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period.

In preparing the unaudited pro forma condensed combined financial information in accordance with U.S. GAAP, the following historical information was used:

•	the audited consolidated financial statements of PolyOne Corporation as of and for the year ended December 31, 2010 prepared in accordance with U.S. GAAP;

•	the unaudited condensed consolidated financial statements of PolyOne Corporation as of and for the nine months ended September 30, 2011 prepared in accordance with U.S. GAAP;

•	the audited consolidated financial statements of ColorMatrix Group, Inc. for the year ended December 31, 2010 prepared in accordance with U.S. GAAP; and

•	the unaudited condensed consolidated financial statements of ColorMatrix Group, Inc. as of September 30, 2011 and for the nine months ended September 30, 2011 prepared in accordance with U.S. GAAP.

PolyOne Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2011

(in millions)	PolyOne	ColorMatrix	Pro Forma Adjustments (Note 4)		Combined
Assets
Cash and cash equivalents	$409.8	$8.5	$(8.5)	(a)	$204.9
			(189.1)	(b)
			(12.5)	(c)
			(3.3)	(d)
Accounts receivable, net	368.1	32.0	—		400.1
Inventories	240.2	29.2	7.4	(f)	276.8
Other current assets	32.9	6.8	1.3	(d)	41.6
			2.1	(c)
			(1.5)	(f)

Total current assets	1,051.0	76.5	(204.1)		923.4
Property, net	365.0	22.7	7.3	(f)	395.0
Investment in equity affiliates and nonconsolidated subsidiary	—	—	—		—
Goodwill	170.4	105.8	(105.8)	(f)	390.1
			219.7	(f)
Other intangible assets, net	67.6	76.7	(76.7)	(f)	343.6
			276.0	(f)
Deferred income tax assets	56.4	—	1.0	(f)	57.4
Other non-current assets	84.7	0.2	10.4	(c)	95.3

Total assets	$1,795.1	$281.9	$127.8		$2,204.8

Liabilities and Shareholders’ Equity
Current portion of long-term debt	$22.9	$1.0	$(1.0)	(a)	$25.9
			3.0	(b)
Accounts payable	332.1	11.5	(1.1)	(e)	342.5
Accrued expenses	155.9	11.2	1.9	(f)	169.0

Total current liabilities	510.9	23.7	2.8		537.4
Long-term debt	410.0	193.1	(193.1)	(a)	704.0
			294.0	(b)
Post-retirement benefits other than pensions	18.5	—	—		18.5
Pension benefits	137.6	—	—		137.6
Other non-current liabilities	109.6	16.4	74.8	(f)	200.8
Shareholders’ equity	608.5	48.7	(48.7)	(g)	606.5
			(2.0)	(d)

Total liabilities and shareholders’ equity	$1,795.1	$281.9	$127.8		$2,204.8

See accompanying notes to unaudited pro forma condensed combined financial statements.

PolyOne Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2011

(in millions, except per share data)	PolyOne	ColorMatrix	Pro Forma Adjustments (Note 4)		Combined
Sales	$2,223.1	$152.5	$2.7	(h)	$2,378.3
Cost of sales	1,857.2	84.2	(1.0)	(i)	1,941.8
			1.4	(h)

Gross margin	365.9	68.3	2.3		436.5
Selling and administrative	227.0	53.2	(0.5)	(j)	279.2
			(1.1)	(k)
			0.6	(h)
Income related to equity affiliates	133.9	—	—		133.9

Operating income	272.8	15.1	3.3		291.2
Interest expense, net	25.2	13.7	(13.7)	(l)	38.5
			13.3	(m)
Other income, net	0.5	—	—		0.5

Income before income taxes	248.1	1.4	3.7		253.2
Income tax expense	87.8	3.3	1.4	(n)	92.5

Net income (loss)	$160.3	$(1.9)	$2.3		$160.7

Earnings per common share:
Basic	$1.72				$1.73
Diluted	$1.69				$1.69
Weighted-average shares used to compute earnings per share:
Basic	93.0				93.0
Diluted	95.1				95.1

See accompanying notes to unaudited pro forma condensed combined financial statements.

PolyOne Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2010

(in millions, except per share data)	PolyOne	ColorMatrix	Pro Forma Adjustments (Note 4)		Combined
Sales	$2,621.9	$182.1	$7.3	(o)	$2,811.3
Cost of sales	2,193.1	110.3	(0.8)	(p)	2,306.2
			3.6	(o)

Gross margin	428.8	71.8	4.5		505.1
Selling and administrative	296.2	48.2	(1.2)	(q)	348.5
			4.0	(r)
			1.3	(o)
Income related to equity affiliates	42.0	—	—		42.0

Operating income	174.6	23.6	0.4		198.6
Interest expense, net	31.5	16.4	(16.4)	(s)	49.3
			17.8	(t)
Other expense, net	2.3	—	—		2.3
Debt extinguishment costs	29.5	—	—		29.5

Income before income taxes	111.3	7.2	(1.0)		117.5
Income tax benefit (expense)	51.3	(1.4)	0.4	(u)	50.3

Net income (loss)	$162.6	$5.8	$(0.6)		$167.8

Earnings per common share:
Basic	$1.75				$1.80
Diluted	$1.69				$1.75
Weighted-average shares used to compute earnings per share:
Basic	93.1				93.1
Diluted	96.0				96.0

See accompanying notes to unaudited pro forma condensed combined financial statements.

PolyOne Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1: Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in connection with the acquisition of all of the outstanding equity of ColorMatrix Group, Inc. (ColorMatrix) by PolyOne Corporation (the Company or PolyOne) and to give effect to PolyOne entering into the new term loan and revolving credit agreements on December 21, 2011. The preliminary purchase price for ColorMatrix totaled $486.1 million, net of cash acquired, on a debt-free basis. The Company financed the acquisition with borrowings under the term loan agreement and cash on hand.

The acquisition of ColorMatrix by PolyOne has been accounted for using the purchase method of accounting. The preliminary purchase price has been allocated on a preliminary basis to the assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the closing date of the acquisition. The unaudited pro forma condensed combined statement of operations reflect the effects of applying certain preliminary purchase accounting adjustments to the historical consolidated results of operations, including items expected to have a continuing impact on the consolidated results, such as depreciation and amortization on acquired tangible and intangible assets. The unaudited pro forma condensed combined statement of operations does not include non-recurring items such as the impact on cost of sales resulting from the fair value adjustment to inventory and transaction costs related to the acquisition. The final purchase price allocation is subject to the final determination of the fair values of assets acquired and liabilities assumed and, therefore, that allocation and the resulting effect on income from operations may differ from the unaudited pro forma amounts included herein.

The unaudited pro forma condensed combined financial information for the year ended December 31, 2010 and the nine months ended September 30, 2011 should be read in conjunction with the historical financial statements, including the notes thereto, of PolyOne (included in PolyOne's annual reports on Form 10-K and quarterly reports on Form 10-Q) and of ColorMatrix (see Exhibit 99.1 included with this Current Report on Form 8-K/A).

Note 2: Acquisition of ColorMatrix

On December 21, 2011, PolyOne, pursuant to the terms of an Agreement and Plan of Merger (Merger Agreement) with ColorMatrix and Audax ColorMatrix Holdings, LLC, acquired all of the equity of ColorMatrix. ColorMatrix is a developer and manufacturer of performance enhancing, additives for plastic products, liquid colorants, and fluoropolymer and silicone colorants and operates globally with research and development and production facilities in North America, South America, Europe and Asia. The Acquisition reflects PolyOne’s strategy to expand its specialty business and its international presence.

The following table summarizes the preliminary purchase price allocation based on estimated fair values as if the acquisition occurred on September 30, 2011 (in millions):

Accounts receivable, net	$32.0
Inventories	36.6
Other current assets	5.3
Property, net	30.0
Identified intangible assets	276.0
Deferred income tax assets	1.0
Other non-current assets	0.2

Total assets acquired	381.1
Accounts payable	10.4
Accrued expenses	13.1
Deferred tax liabilities	91.2

Liabilities assumed	114.7
Net assets acquired	$266.4

Purchase price	$486.1
Preliminary goodwill	$219.7

Note 3: Debt Financing

On December 21, 2011, the Company entered into a senior secured term loan facility having an aggregate principal amount of $300.0 million. The Company used the net proceeds from the term loan to partially fund the acquisition of ColorMatrix. The term loan was recorded at par value less an unamortized discount of $3.0 million, which will be amortized over the life of the debt.

The interest rate per annum under the term loan is, at PolyOne’s option, either LIBOR (subject to a 1.25% floor) or a Prime rate, plus an applicable margin percentage. The applicable margin is variable based upon our leverage ratio being greater than 2.25x. The current LIBOR and Prime rate margin is 3.75% and 2.75%, respectively, per annum.

The obligations of PolyOne under the term loan are secured by a first lien on certain existing and future property and assets of PolyOne and certain of its U.S. subsidiaries, a 100% pledge of the voting capital stock of PolyOne’s U.S. subsidiaries, a 65% pledge of the voting capital stock of PolyOne’s direct foreign subsidiaries (subject to certain exceptions), and a second lien on U.S. accounts receivable and inventory. The term loan agreement contains customary covenants, including various financial covenants. The financial covenants include an interest coverage ratio, a maximum leverage ratio, and maximum capital expenditures.

The term loan includes annual principal payments of $3.0 million, and the remaining balance matures on December 20, 2017. In addition, subject to certain thresholds and exceptions, PolyOne will be required to prepay the loans outstanding under the term loan with (i) net cash proceeds from non-ordinary course sales of property and assets of PolyOne or any of its subsidiaries, (ii) net cash proceeds from the issuance or incurrence of additional debt of PolyOne or any of its subsidiaries, and (iii) a portion of the amount of its excess cash flow (as defined in the term loan agreement) in any fiscal year.

On December 21, 2011, PolyOne retired its accounts receivable facility that was set to mature in June 2012 and replaced it with a five-year senior secured revolving credit facility, which includes up to $300.0 million in revolving loans, subject to a borrowing base with advances against U.S. and Canadian accounts receivable and inventory. A portion of the revolving credit facility is available for letters of credit and swing line loans of up to $50.0 million. PolyOne has the option to increase the availability under the revolving credit facility to $350.0 million, subject to its meeting certain requirements and obtaining commitments for such increase.

The obligations of PolyOne and certain of its U.S. subsidiaries under the senior secured revolving credit facility are secured on a first priority basis by U.S. accounts receivable and inventory, and a second priority lien on the assets that secure the term loan facility. The obligations of PolyOne’s Canadian subsidiaries, which may be borrowers under the revolving credit facility, are secured by Canadian accounts receivable and inventory as well as the assets that secure the obligations of PolyOne and its U.S. subsidiaries. The interest rates per annum applicable to loans under the revolving credit facility will be, at PolyOne’s option, equal to either (i) a base rate or (ii) a LIBOR rate, for one-, two- or three-month interest periods, in each case plus an applicable margin percentage. The margin is variable based upon our quarterly excess availability. The current margin percentage is (i) 1.00% per annum in the case of base rate advances, and (ii) 2.00% per annum in the case of LIBOR rate advances.

The agreement governing the revolving credit facility contains customary covenants including maximum capital expenditures and a financial covenant to maintain a springing minimum fixed charge coverage ratio of 1.1x, tested when excess availability falls below 10% of the maximum credit. The revolving credit facility also requires the payment of an unused commitment fee of 0.5% per annum prior to April 1, 2012, and 0.5% subsequent to April 1, 2012 if the average daily balance is less than 50% of the maximum facility and 0.375% per annum if the average daily balance is equal to or greater than 50% of the maximum facility.

Note 4: Description of Pro Forma Adjustments

The unaudited pro forma condensed combined information includes the following pro forma adjustments to reflect (1) the effects of additional financing necessary to complete the ColorMatrix acquisition, (2) the allocation of the purchase price, including adjusting assets and liabilities to fair value, with related changes in costs and expenses, (3) the effects on the statements of operations for ColorMatrix’s purchase of Gayson Silicone Dispersions, Inc. (Gayson), which occurred in April 21, 2011, as if it had occurred on January 1, 2010, and (4) PolyOne’s change in accounting principle, whereby PolyOne has elected to immediately recognize actuarial gains and losses for pension and other post-retirement benefits for all of its defined benefit plans in its operating results in the year such gains and losses occur, as if the change occurred on January 1, 2010. Refer to PolyOne’s Form 8-K filed on April 28, 2011 for further discussion on the Company’s change in accounting principle.

Adjustments to the unaudited pro forma condensed combined balance sheet

(a)	Reflects the elimination of ColorMatrix's historical cash and debt as the $486.1 purchase price is on a cash free and debt free basis.

(b)	Reflects the estimated $189.1 net payment of cash for ColorMatrix:

Proceeds from the term loan, net of discounts of $3.0 million	$297.0
Purchase price for ColorMatrix	(486.1)

$189.1

The term loan includes annual principal payments of $3.0 million, therefore $3.0 million is classified as current portion of long-term debt.

(c)	Reflects debt issuance costs incurred in connection with the new term loan and revolving credit facilities.

(d)	Reflects transaction costs, net of tax, in connection with the acquisition of ColorMatrix.

(e)	Reflects the elimination of ColorMatrix’s historical interest and other debt related payables.

(f)	Pro forma adjustments to reflect the fair value of ColorMatrix and other purchase accounting adjustments as of September 30, 2011, are estimated as follows:

ColorMatrix net assets at book value on September 30, 2011	$48.7
Adjustment to eliminate ColorMatrix historical cash (a)	(8.5)
Adjustment to eliminate ColorMatrix historical debt (a)	194.1
Adjustment to eliminate ColorMatrix historical interest and other debt related payables (e)	1.1
Write-off of ColorMatrix historical goodwill and intangible assets	(182.5)
Adjustment to fair value identified intangible assets	276.0
Adjustment to other current assets	(1.5)
Adjustment to non-current deferred tax assets	1.0
Adjustment to fair value property	7.3
Adjustment to fair value inventories	7.4
Adjustment to current deferred tax liabilities	(1.9)
Adjustment to long-term deferred tax liabilities	(74.8)

Fair value of net assets acquired	266.4
Preliminary allocation to goodwill	219.7

Purchase price	$486.1

(g)	Reflects the elimination of ColorMatrix’s historical stockholders’ equity.

Adjustments to the unaudited pro forma combined income statements

(h)	Reflects adjustments to include the operating results of Gayson, which was acquired by ColorMatrix in April of 2011. Pro forma adjustments are to include Gayson operating results from January 1, 2011 through the acquisition date.

(i)	Reflects adjustments to depreciation expense as a result of the fair value adjustments to property and their estimated remaining useful lives. Depreciation expense is recorded on a straight line basis over the estimated remaining useful lives.

(j)	Reflects adjustments of amortization expense attributable to the fair value of the intangible assets acquired, net of the elimination of historical amortization expense for intangible assets recorded by ColorMatrix. The finite lived intangible assets are being amortized on a straight line basis over their remaining useful lives. Tradenames are indefinite lived intangible assets, therefore are not being amortized but will instead be tested at least annually for impairment.

(k)	Reflects the elimination of foreign exchange losses related to ColorMatrix’s debt, as if it was repaid on January 1, 2010.

(l)	Reflects adjustments to eliminate interest expense and amortization of deferred financing costs related to ColorMatrix’s debt, as if it was repaid on January 1, 2010.

(m)	Reflects estimated interest expense on the term loan, which includes the LIBOR floor of 1.25% plus a 3.75% margin, amortization of the original issuer discount, and amortization of deferred financings costs for the term loan and revolving credit facility. The adjustment assumes the borrowing took place at the beginning of 2010. The Company has not presented a sensitivity analysis related to the impact of potential interest rate changes on interest expense under the secured term loan as the effect of a 0.125% increase or decrease in the assumed interest rate would not have a material impact on the pro forma results of operations. The LIBOR rate was below the 1.25% floor for the nine months ended September 31, 2011; therefore, a 0.125% change in the assumed interest rate would not impact interest expense.

(n)	Reflects the recognition of the income tax expense on the pro forma adjustments identified above. The adjustments have been tax effected at the statutory rates. The Company is in process of evaluating its global tax structure necessary to support our current and future business requirements. Therefore, actual amounts may differ from the information presented in the pro forma adjustment.

(o)	Reflects an adjustment to include the full year operating results of Gayson which was acquired by ColorMatrix in April of 2011. This adjustment assumes the acquisition took place at the beginning of the period. Gayson was acquired by ColorMatrix in April 2011.

(p)	Reflects adjustments to depreciation expense as a result of the fair value adjustments to property and their estimated remaining useful lives. Depreciation expense is recorded on a straight line basis over the estimated remaining useful lives.

(q)	Reflects adjustments of amortization expense attributable to the fair value of the intangible assets acquired, net of the elimination of historical amortization expense for intangible assets recorded by ColorMatrix. The finite lived intangible assets are being amortized on a straight line basis over their remaining useful lives. Tradenames are indefinite lived intangible assets, therefore are not being amortized but will instead be tested at least annually for impairment.

(r)	Reflects the elimination of foreign exchange gains related to ColorMatrix’s debt, as if it was repaid on January 1, 2010.

(s)	Reflects the adjustments to eliminate interest expense and amortization of deferred financing costs related to ColorMatrix’s debt as if they were repaid on January 1, 2010.

(t)	Reflects estimated interest expense on the term loan, which includes the LIBOR floor of 1.25% plus a 3.75% margin, amortization of the original issuer discount, and amortization of deferred financings costs for the term loan and revolving credit facility. The adjustment assumes the borrowing took place at the beginning of the period. The Company has not presented a sensitivity analysis related to the impact of potential interest rate changes in interest expense under the secured term loan as the effect of a 0.125% increase or decrease in the assumed interest rate would not have a material impact on the pro forma results of operations. The LIBOR rate was below the 1.25% floor for the twelve months ended December 31, 2010; therefore, a 0.125% change on the assumed interest rate would not impact interest expense.

(u)	Reflects the recognition of the income tax expense on the pro forma adjustments identified above. The adjustments have been tax effected at the statutory rates. The Company is in process of evaluating our global tax structure necessary to support its current and future business requirements. Therefore, actual amounts may differ from the information presented in the pro forma adjustment.

Note 5: Inventory

The unaudited pro forma condensed combined statements of income do not include an adjustment to reflect an increase in cost of sales for the adjustment of inventory to its estimated fair value as of the acquisition date as this adjustment is non-recurring.